UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, the Board of Directors (the “Board”) of Conformis, Inc. (the “Company”), upon the recommendation of the nominating and corporate governance committee of the Board, elected Carrie Bienkowski to the Board as a class I director, effective immediately. Ms. Bienkowski will serve as a class I director until the Company’s 2019 Annual Meeting of Stockholders, and until her successor is elected and qualified or until her earlier death, resignation or removal. Effective as of July 31, 2018, the Board has set the number of directors constituting the board at seven.

In connection with her election to the Board, Ms. Bienkowski will be awarded a restricted stock grant under the Company’s 2015 Stock Incentive Plan having a fair market value of $110,000, measured using the sixty calendar days average stock price immediately preceding the date of grant (to be no less than $1.30 per share), in accordance with the Company’s director compensation practices. There are no understandings or arrangements between Ms. Bienkowski and any other person pursuant to which Ms. Bienkowski was elected as a director.

Item 7.01	Regulation FD Disclosure.

On August 2, 2018, the Company issued a press release announcing the election of Ms. Bienkowski to the Board as a class I director until the 2019 Annual Meeting of Stockholders, which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1*	Press Release of Conformis, Inc., dated August 2, 2018

*Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: August 2, 2018	By:	/s/Paul Weiner
Paul Weiner
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release of Conformis, Inc., dated August 2, 2018

*Furnished herewith